      As filed with the Securities and Exchange Commission on June 26, 2001
                                             Registration No. 333-
         ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ASCENT PEDIATRICS, INC.
            (Exact Name of Registration as Specified in Its Charter)
DELAWARE     04-3047405
(State  or  Other  Jurisdiction  of     (I.R.S.  Employer
Incorporation  or  Organization)     Identification  No.)
       187 BALLARDVALE STREET, SUITE B125, WILMINGTON, MASSACHUSETTS 01887
             (Address of Principal Executive Offices)     (Zip Code)
                            1999 STOCK INCENTIVE PLAN
                          CALIFORNIA STOCK OPTION PLAN
                            (Full Title of the Plan)

                             EMMETT CLEMENTE, PH.D.
                       PRESIDENT AND CHAIRMAN OF THE BOARD
                             ASCENT PEDIATRICS, INC.
                       187 BALLARDVALE STREET, SUITE B125
                         WILMINGTON, MASSACHUSETTS 01887
                     (Name and address of agent for service)
                                 (978) 658-2500
          (Telephone Number, Including Area Code, of Agent for Service)
         ===============================================================

CALCULATION  OF  REGISTRATION  FEE


                                               PROPOSED
TITLE OF                         AMOUNT         MAXIMUM           PROPOSED          AMOUNT OF
SECURITIES TO BE                  TO BE     OFFERING PRICE    MAXIMUM AGGREGATE    REGISTRATION
REGISTERED                     REGISTERED      PER SHARE       OFFERING PRICE          FEE
-----------------------------  -----------  ---------------  -------------------  --------------
Depositary Shares, each
representing one share of
Common Stock,
 .00004 par value per share,
subject to a call option and
evidenced by a depositary
receipt                         950,000(1)              (2)  $        388,650(2)  $     97.16(2)
-----------------------------  -----------  ---------------  -------------------  --------------
Common Stock
 .00004 par value per share            (3)        N/A              N/A                    (4)
-----------------------------  -----------  ---------------  -------------------  --------------

 (1) Consists of 750,000 shares issuable pursuant to the 1999 Stock Incentive Plan and 200,000 shares issuable pursuant to the California Stock Option Plan.
 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon, where an exercise price has not been established, the average of the high and low closing per share prices of Depositary Shares as reported on the Over-The-Counter Bulletin Board on June 20, 2001. In such cases where an exercise price has been established, the weighted average exercise price has been used.
 (3) Such number of shares of Common Stock as are represented by the Depositary Shares registered hereby.
 (4) Because the Common Stock is issued for no consideration, no registration fee is required with respect thereto.



Exhibit  Index  on  page  8.

          PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.  PLAN  INFORMATION.
     The information required by Part I is included in documents sent or given to participants in the 1999 Stock Incentive Plan and the California Stock Option Plan of Ascent Pediatrics, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").
PART  II.  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT
ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE.
     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:
     (1) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) of the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.
     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in (1) above.
     (3) The description of the Common Stock of the Registrant, par value $.00004 per share, contained in the Registrant's registration statement on Form 8-A dated April 4, 1997 and filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     (4) The description of the Depositary Shares of the Registrant, par value $.00004 per share, contained in the Registrant's Registration Statement on Form 8-A dated May 27,1999 and filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All  documents  subsequently  filed  by the Registrant pursuant to Sections
13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Securities offered have been sold or which deregisters all Securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.
     Not  applicable.
ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
     The Assistant Secretary to the Registrant, David E. Redlick, Esq., is a senior partner of Hale and Dorr LLP, counsel to the corporation. Hale and Dorr LLP has opined as to the securities being offered by this Registration Statement.
ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
     Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.
     Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.
     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the full extent permitted by such law as so amended.
     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.
     Not  applicable.
ITEM  8.  EXHIBITS.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
ITEM  9.  UNDERTAKINGS.
     1.     The  undersigned  Registrant  hereby  undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities
Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)     To  include  any  material  information  with  respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the registration
--------  -------
statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts on the 26th day of June, 2001.
                                       ASCENT PEDIATRICS, INC.


                                       By:  /s/  Emmett  Clemente,  Ph.D.
                                       --------------------------------------
                                            Emmett  Clemente,  Ph.D.
                                            President and Chairman of the Board

                                POWER OF ATTORNEY
     We, the undersigned officers and directors of Ascent Pediatrics, Inc., hereby severally constitute Emmett Clemente, Ph.D. and Stuart M. Falber, Esq. and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Ascent Pediatrics, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the 26th day of June, 2001.




Signature                                               Title
-----------------------------  -------------------------------------------------------

/s/ Emmett Clemente, Ph.D.     President and Chairman of the Board
-----------------------------
Emmett Clemente, Ph.D.         (Principal Executive, Financial and Accounting Officer)
___________________
-----------------------------
Robert E. Baldini
                               Vice Chairman of the Board of Directors
/s/ Raymond F. Baddour, Sc.D.
-----------------------------
Raymond F. Baddour, Sc.D.
                               Director
/s/ Nicholas Daraviras
-----------------------------
Nicholas Daraviras
                               Director
___________________
-----------------------------
James E. Flynn
                               Director
___________________
-----------------------------
Brian P. Friedman
                               Director
/s/ Joseph R. Ianelli
-----------------------------
Joseph R. Ianelli
                               Director
___________________
-----------------------------
Andre L. Lamotte, Sc.D.
                               Director
/s/ James L. Luikart
-----------------------------
James L. Luikart
                               Director

                                INDEX TO EXHIBITS
NUMBER     DESCRIPTION
------     -----------
4.1(1) Amended and Restated Certificate of Incorporation of the Registrant. 4.2(2) Certificate of Designation, Voting Powers, Preferences and Rights of
Series  G  Convertible  Exchangeable  Preferred  Stock  of  the  Registrant.
 4.3(3) Certificate of Designation, Voting Powers, Preferences and Rights of Series H Convertible Exchangeable Preferred Stock of the Registrant.
4.4(1)     Amended  and  Restated  By-laws  of  the  Registrant.
4.5(1) Specimen Certificate for shares of Common Stock, par value $.00004 per share, of the Registrant.
4.6(2) Specimen Certificate for Depositary Shares, $.00004 par value, of the Registrant.
5.1     Opinion  of  Hale  and  Dorr  LLP,  counsel  to  the  Registrant.
23.1     Consent  of  Hale  and  Dorr  LLP  (included  in  Exhibit  5.1).
23.2     Consent  of  PricewaterhouseCoopers  LLP,  independent  accountants.
24.1 Power of Attorney (included in the signature pages of this Registration Statement).
______________________
(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-23319), and incorporated herein by reference.
(2) Previously filed with the Commission on May 27, 2000 as an Exhibit to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-79383), and incorporated herein by reference.
(3) Previously filed with the Commission on January 16, 2001 as an Exhibit to the Registrant's Current Report on Form 8-K (File No. 333-22347) and incorporated herein by reference.